Exhibit 23





                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44849 on Form S-8 of our report dated August 20, 2002, appearing in the Annual Report on Form 10-K of Movie Star, Inc. and subsidiaries for the year ended June 30, 2002.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York
September 26, 2002